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Exhibit 99.1

UNITED INDUSTRIAL CORPORATION

Contact:	Stuart F. Gray Treasurer (410) 628-8686

UNITED INDUSTRIAL REPORTS
FINANCIAL RESULTS FOR THIRD QUARTER ENDED SEPTEMBER 30, 2007

        HUNT VALLEY, MD, November 9, 2007—United Industrial Corporation (NYSE: UIC) today reported financial results for its third quarter ended September 30, 2007. The company designs, produces and supports aerospace and defense systems through its wholly owned subsidiary, AAI Corporation, and AAI Corporation's direct and indirect wholly owned subsidiaries, AAI Services Corporation, Aerosonde Pty Ltd, Aerosonde North America Incorporated, ESL Defence Limited, McTurbine Inc. and Symtx, Inc. Its high-technology products and services include unmanned aircraft systems, training and simulation systems, automated aerospace test and maintenance equipment, armament systems, aviation ground support equipment, logistical and engineering services, and maintenance, repair and overhaul activities.

        On December 29, 2006, United Industrial divested its energy segment, which consisted of Detroit Stoker Company, as part of the company's ongoing strategy to focus on its core defense business. The former energy segment was previously reported as part of continuing operations and is now included in discontinued operations. Accordingly, the historical results of operations and financial position of the discontinued energy operation reflected in the Consolidated Statements of Operations and Cash Flows for the three and nine month periods ended on September 30, 2006 are included in discontinued operations and discussed separately in the information that follows.

Agreement to be Acquired by Textron Inc.

        On October 7, 2007, United Industrial Corporation ("United Industrial") entered into an Agreement and Plan of Merger ("the Merger Agreement") with Textron Inc. ("Textron") and Marco Acquisition Sub Inc., an indirect wholly owned subsidiary of Textron ("Purchaser"). Pursuant to the Merger Agreement, on October 16, 2007, Purchaser commenced a tender offer to purchase all of the outstanding shares of common stock of United Industrial for $81.00 per share (the "Offer") net to the seller in cash, without interest and less any applicable withholding taxes. As soon as practicable following completion of the Offer, Purchaser will merge with and into United Industrial (the "Merger"). The Offer is scheduled to expire at 12:00 midnight, New York City time, on Tuesday, November 13, 2007, unless extended by Purchaser in its discretion or as required pursuant to the Merger Agreement.

        Accordingly, this Earnings Release should be read with the understanding that, should the Merger be completed, United Industrial will be a wholly owned subsidiary of Textron and Textron will have the power to control United Industrial and the conduct of its business.

Financial Results for the Third Quarter Ended September 30, 2007

        Net sales for the third quarter of 2007 increased 27.0% to $166.9 million from $131.4 million during the same period in 2006. The growth in net sales included $15.1 million related to acquisitions made by the company in 2006, an increase of $21.8 million in logistical support for an increasing number of fielded Shadow 200® Tactical Unmanned Aircraft Systems ("TUAS"), $6.1 million of increased volume on aircraft Maintenance Training Device ("MTD") programs, $4.0 million of increased volume on the UAS One System® ground control stations including greater developmental efforts supporting the Extended Range Multi-Purpose UAS program and production of One System Remote Video Terminals, partially offset by a $4.6 million decrease in the Shadow 200 TUAS production program and other decreases of $6.9 million.

        Operating margin for the third quarter of 2007 was 9.7%, 2.5 percentage points greater than during the third quarter of 2006. During 2007, efficiencies on TUAS production and performance based logistics programs, and lower non-cash pension expense increased operating margin 4.8 and 0.7 percentage points, respectively. This increase was partially offset by losses in businesses acquired in 2006, and expenses related to the pending Merger of the company with Textron, which reduced margins by 3.3 and 1.4 percentage points, respectively. The losses from businesses acquired in 2006 were due to amortization of intangible assets, integration costs and cost overruns on certain contracts. In 2006, cost overruns in four fixed price contracts reduced company operating margins by 1.7 percentage points.

        Net income from continuing operations for the third quarter of 2007 increased 61.7% to $9.3 million, or $0.77 per diluted share, from $5.7 million, or $0.45 per diluted share, during the same period in 2006.

        Net income, including results of both continuing and discontinued operations, for the third quarter of 2007 increased 43.3% to $9.0 million, or $0.75 per diluted share, from $6.2 million, or $0.48 per diluted share, during the same period in 2006.

Financial Results for the Nine Months Ended September 30, 2007

        Net sales for the nine months ended September 30, 2007 increased 28.5% to $510.9 million from $397.5 million during the same period in 2006. The growth in net sales includes $51.6 million related to acquisitions made by the company in 2006, a $32.5 million increase in logistical support for an increasing number of fielded Shadow 200 TUAS, a $21.6 million increase due to increased volume on aircraft MTD programs, $20.1 million of increased sales for the UAS One System ground control station including greater developmental efforts supporting the Extended Range Multi-Purpose UAS program and production of One System Remote Video Terminals, a $1.3 million increase in UAS engineering activities, and $4.1 million in other increases. These increases were partially offset by a decrease of $17.8 million in the Shadow 200 TUAS production program, primarily due to the timing of material requirements in the first quarter of 2007.

        Operating margin for the first nine months of 2007 was 9.9%, 0.9 percentage points greater than during the first nine months of 2006. This increase was primarily due to production efficiencies on TUAS production and performance based logistics programs, and lower non-cash pension expense that contributed 2.7 and 0.7 percentage points, respectively. These increases were partially offset by losses from businesses acquired in 2006, expenses related to the pending Merger of the company with Textron, and higher long term incentive and stock based compensation which reduced margins by 2.6, 0.5 and 0.2 percentage points, respectively. The losses from businesses acquired in 2006 were due to amortization of intangible assets, integration costs and cost overruns on certain contracts. Also, in 2006, cost overruns on four fixed price contracts reduced operating margin by 0.8 percentage points.

        Net income from continuing operations for the nine months ended September 30, 2007 increased 36.7% to $29.7 million, or $2.34 per diluted share, from $21.7 million, or $1.65 per diluted share, during the same period in 2006.

        Net income, including results of both continuing and discontinued operations, for the nine months ended September 30, 2007 increased 12.8% to $28.3 million, or $2.24 per diluted share, from $25.1 million, or $1.87 per diluted share, during the same period in 2006.

Financial Results for Discontinued Operations

        The company recorded a loss, net of tax benefit, from discontinued operations for the third quarter of 2007 of $0.3 million and income, net of tax provision, for the third quarter of 2006 of $0.5 million including $1.6 million from the discontinued energy segment that was divested on December 29, 2006. The company recorded a loss, net of tax benefit, from discontinued operations for the nine months ended September 30, 2007 of $1.4 million and income, net of tax provision, for the nine months ended September 30, 2006 of $3.3 million including $5.1 million from the company's discontinued energy segment. The loss for the three and nine months ended September 30, 2007 was primarily attributable to on-going litigation costs involving AAI's claims under a labor and materials bond.

Funded New Orders and Funded Backlog

        During the third quarter of 2007, the company received $145.5 million of funded new orders for products and services, an increase of $27.7 million, or 23.5%, compared to $117.8 million of funded new orders during the same period in 2006.

        During the nine months ended September 30, 2007, the company received $505.7 million of funded new orders for products and services, a decrease of $31.4 million, or 5.8%, compared to $537.1 million during the same period in 2006.

        Funded backlog for the company's continuing operations was $657.1 million at September 30, 2007, a decrease of $5.1 million, or 0.8%, from $662.2 million at December 31, 2006.

        The company's funded new orders for the third quarter of 2007 included the following awards:

        Unmanned Aircraft Systems

    •
    $44.9 million from the U.S. Army for TUAS Performance-Based Logistics ("PBL") to support the Global War on Terror ("GWOT");

    •
    $20.6 million from the U.S. Army for additional TUAS One System Remote Video Terminal production units and Mobile Directional Antenna Systems;

    •
    $6.9 million from General Atomics for the continuation of the Extended Range Multi-Purpose Unmanned Aircraft System ground control station development program;

        Test and Training

    •
    $8.6 million from the Royal Australian navy to replace missile and navigation training systems previously developed by AAI for FFG-class ships;

    •
    $4.5 million from the U.S. Air Force for advanced boresight equipment ("ABE®") for special operations platforms;

        Services and Logistics

    •
    $4.8 million from the U.S. Army for continued logistics support of joint service Biological Detection Systems.

Use of Non-GAAP Measures

        In addition to disclosing financial results that are determined in accordance with accounting principles generally accepted in the United States of America ("GAAP"), the company discloses EBITDA (earnings before interest, taxes, depreciation and amortization) from continuing operations, which is a non-GAAP measure. In addition, the company discloses Free Cash Flow, a non-GAAP measure, which equals net cash provided by operating activities less net cash used in acquiring property and equipment, net of retirements. The company believes EBITDA from continuing operations and Free Cash Flow from continuing operations are used by some investors, analysts, lenders and other parties to measure the company's performance over time. Management believes that providing this additional information is useful to understanding the company's ability to meet capital expenditures and working capital requirements and to better assess and understand operating performance. The measures allow investors, analysts, lenders and other parties to better evaluate the company's financial performance and prospects in the same manner as management. Because the company's methods for calculating such non-GAAP measures may differ from other companies' methods, such non-GAAP measures presented may not be comparable to similarly titled measures reported by other companies. Such measures are not recognized in accordance with GAAP, and the company does not intend for this information to be considered in isolation or as a substitute for GAAP measures. Reconciliations from non-GAAP reported measures described in this press release to GAAP reported results are provided in the financial tables attached to this press release.

Forward-Looking Information

        Except for the historical information contained herein, information set forth in this press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on management's expectations, estimates, projections and assumptions. Words such as "expects," "anticipates," "intends," "plans," "believes," "estimates" and variations of such words and similar expressions that indicate future events and trends are intended to identify such forward-looking statements, which include, but are not limited to, statements regarding the expected completion of the acquisition of the company by Textron, including the Offer, Merger and related procedural steps in the acquisition transaction, obtaining a sufficient number of tendered shares of the company's common stock and the required regulatory approvals of the Merger, growth and business strategies to be implemented, and projections of revenues, earnings, performance, cash flows and contract awards. These forward-looking statements are inherently subject to risks and uncertainties, which could cause the company's actual results or performance to differ materially from those expressed or implied in such statements. All information in this press release is as of November 9, 2007. The company makes no commitment to update any forward-looking statement or to disclose any facts, events, or circumstances after the date hereof that may affect the accuracy of any forward-looking statement. For additional information about the company and its various risk factors, please see the company's most recent Annual Report on Form 10-K and other documents as filed with the Securities and Exchange Commission.

United Industrial Corporation & Subsidiaries
Consolidated Earnings Per Share
(Unaudited)

        Basic earnings per share for all periods presented was computed by dividing net earnings for the respective period by the weighted average number of shares of the company's common stock, par value $1.00 per share ("Common Stock") outstanding during the period. Diluted earnings per share was computed by dividing net earnings during the period, adjusted to add back the after-tax interest and other charges related to the company's $120.0 million aggregate principal amount of 3.75% Convertible Senior Notes due September 15, 2024 ("3.75% Convertible Senior Notes"), by the weighted average number of shares of Common Stock outstanding during the period, adjusted to add the weighted average number of potential dilutive shares of Common Stock that would have been outstanding upon the assumed exercise of stock options using the treasury stock method and conversion of the 3.75% Convertible Senior Notes for Common Stock.

        Basic and diluted earnings per share amounts for continuing operations were computed as follows:

	Three Months Ended September 30,
	2007			2006
(Dollars in thousands, except per share data)	Earnings	Shares	Per Share	Earnings	Shares	Per Share
Basic Earnings Per Share:
Income from continuing operations	$9,253	9,921,923	$0.93	$5,721	11,420,539	$0.50

Effect of Dilutive Securities:
Stock Options	—	440,918		—	356,646
3.75% Convertible Senior Notes	1,071	3,058,356		911	3,058,356

Diluted Earnings Per Share:
Income from continuing operations	$10,324	13,421,197	$0.77	$6,632	14,835,541	$0.45

	Nine Months Ended September 30,
	2007			2006
(Dollars in thousands, except per share data)	Earnings	Shares	Per Share	Earnings	Shares	Per Share
Basic Earnings Per Share:
Income from continuing operations	$29,693	10,426,762	$2.85	$21,725	11,370,735	$1.91

Effect of Dilutive Securities:
Stock Options	—	407,474		—	396,376
3.75% Convertible Senior Notes	2,811	3,058,356		2,713	3,058,356

Diluted Earnings Per Share:
Income from continuing operations	$32,504	13,892,592	$2.34	$24,438	14,825,467	$1.65

United Industrial Corporation & Subsidiaries
Consolidated Statements of Operations
(Dollars in Thousands)
(Unaudited)

	Three Months Ended September 30,		2007 vs 2006 Increase/(Decrease)
	2007	2006	Amount	%
Net sales	$166,868	$131,350	$35,518	27.0%
Operating costs and expenses	(150,720)	(121,832)	(28,888)	23.7

Operating income	16,148	9,518	6,630	69.7

Non-operating income and (expense):
Interest income	133	1,175	(1,042)	(88.7)
Interest expense	(2,072)	(1,578)	(494)	31.3
Other income, net	312	95	217	228.4

	(1,627)	(308)	(1,319)	428.2

Income from continuing operations before income taxes	14,521	9,210	5,311	57.7
Provision for income taxes	(5,268)	(3,489)	(1,779)	51.0

Income from continuing operations	9,253	5,721	3,532	61.7
(Loss) income from discontinued operations, net of income tax (provision) benefit	(302)	525	(827)	(157.5)

Net income	$8,951	$6,246	$2,705	43.3%

	Nine Months Ended September 30,		2007 vs 2006 Increase/(Decrease)
	2007	2006	Amount	%
Net sales	$510,884	$397,451	$113,433	28.5%
Operating costs and expenses	(460,347)	(361,488)	(98,859)	27.3

Operating income	50,537	35,963	14,574	40.5

Non-operating income and (expense):
Interest income	918	3,008	(2,090)	69.5
Interest expense	(5,161)	(4,403)	(758)	17.2
Other income, net	680	263	417	158.6

	(3,563)	(1,132)	(2,431)	214.8

Income from continuing operations before income taxes	46,974	34,831	12,143	34.9
Provision for income taxes	(17,281)	(13,106)	(4,175)	31.9

Income from continuing operations	29,693	21,725	7,968	36.7
(Loss) income from discontinued operations, net of income tax (provision) benefit	(1,414)	3,348	(4,762)	142.2

Net income	$28,279	$25,073	$3,206	12.8%

United Industrial Corporation And Subsidiaries
Consolidated Condensed Balance Sheets
(Dollars in Thousands)

	September 30, 2007	December 31, 2006
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$4,291	$39,158
Accounts receivable, net	64,618	71,503
Note receivable	833	833
Inventories	88,188	73,700
Prepaid expenses and other current assets	12,591	10,102
Assets of discontinued operations	11,892	11,996

Total current assets	182,413	207,292
Marketable equity securities	4,989	11,392
Deferred income taxes, net of valuation allowance	2,472	4,073
Note receivable	3,267	4,167
Intangible assets, net	30,413	27,894
Goodwill	48,108	51,314
Other assets	6,116	5,466
Property and equipment, net	47,234	47,042

Total assets	$325,012	$358,640

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Borrowings under revolving credit facility	16,021	—
Current portion of long-term debt	$17	$2,896
Accounts payable	40,037	39,578
Accrued employee compensation and taxes	22,104	17,506
Customer advances	25,615	32,393
Post-retirement benefit obligation other than pension	2,118	2,118
Other current liabilities	19,319	13,988
Liabilities of discontinued operations	12,500	12,113

Total current liabilities	137,731	120,592
Long-term debt	120,018	120,030
Post-retirement benefit obligation other than pension	13,210	14,052
Unfunded status of pension liability	35,987	37,830
Other liabilities	4,315	2,837

Total liabilities	311,261	295,341

Shareholders' equity:
Preferred stock, par value $1.00 per share; 1,000,000 shares authorized; none issued and outstanding	—	—
Common stock, par value $1.00 per share; 30,000,000 shares authorized; 9,898,102 and 11,320,095 shares outstanding at September 30, 2007 and December 31, 2006, respectively (net of shares in treasury)	14,374	14,374
Additional capital	88,915	86,471
Retained earnings	107,624	82,337
Treasury stock, at cost; 4,476,046 and 3,054,053 shares at September 30, 2007 and December 31, 2006, respectively	(159,909)	(78,505)
Accumulated other comprehensive loss, net of income tax	(37,253)	(41,378)

Total shareholders' equity	13,751	63,299

Total liabilities and shareholders' equity	$325,012	$358,640

United Industrial Corporation & Subsidiaries
Statements of Consolidated Cash Flows
(Dollars in Thousands)
(Unaudited)

	Nine Months Ended September 30,
	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$28,279	$25,073
Adjustments to reconcile net income to net cash provided by operating activities:
Loss (income) from discontinued operations, net of income tax benefit (provision)	1,414	(3,348)
Amortization of debt issuance cost and deferred financing costs	915	949
Depreciation and amortization	11,121	8,425
Stock-based compensation	2,491	1,817
Deferred income tax benefit	(1,339)	(973)
Excess tax benefit from stock-based compensation	(327)	(1,059)
Other, net	(485)	(71)
Changes in operating assets and liabilities	(2,695)	33,701

Net cash provided by operating activities from continuing operations	39,374	64,514
Net cash (used in) provided by operating activities from discontinued operations	(923)	3,657

Net cash provided by operating activities	38,451	68,171
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(8,193)	(5,110)
Proceeds from sale of marketable equity securities	6,651	—
Collections of note receivable	900	—
Business acquisition and purchase price adjustment	(1,239)	(6,701)

Net cash provided by (used in) investing activities from continuing operations	(1,881)	(11,811)
Net cash used in investing activities from discontinued operations	—	(42)

Net cash provided by (used in) investing activities	(1,881)	(11,853)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under revolving credit facility	16,021	—
Repayment of long-term debt	(2,891)	(966)
Decrease in deposits and restricted cash	—	4,810
Proceeds from exercise of stock options	1,389	2,414
Excess tax benefit from stock-based compensation	327	1,059
Dividends paid	(3,116)	(3,409)
Purchase of treasury shares	(83,167)	—

Net cash (used in) provided by financing activities	(71,437)	3,908

(Decrease) increase in cash and cash equivalents	(34,867)	60,226
Cash and cash equivalents at beginning of period	39,158	77,496 (1)

Cash and cash equivalents at end of period	$4,291	$137,722 (2)

(1)
Includes cash reported in assets held for sale of $14,363 at January 1, 2006.

(2)
Includes cash reported in assets held for sale of $19,819 at September 30, 2006.

United Industrial Corporation & Subsidiaries
Non-GAAP Financial Data from Continuing Operations
(Dollars in Thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
EBITDA	$20,154	$12,684	$62,338	$44,651
Deduct:
Depreciation and amortization	(3,694)	(3,071)	(11,121)	(8,425)
Interest expense, net	(1,939)	(403)	(4,243)	(1,395)
Provision for income taxes	(5,268)	(3,489)	(17,281)	(13,106)

Income from continuing operations	$9,253	$5,721	$29,693	$21,725

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Free cash flow
Cash provided by operating activities	$21,521	$47,928	$39,374	$64,514
Purchases of property and equipment	(3,847)	(1,626)	(8,193)	(5,110)

Free cash flow	$17,674	$46,302	$31,181	$59,404

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  Exhibit 99.1
UNITED INDUSTRIAL REPORTS FINANCIAL RESULTS FOR THIRD QUARTER ENDED SEPTEMBER 30, 2007
United Industrial Corporation & Subsidiaries Consolidated Earnings Per Share (Unaudited)
United Industrial Corporation & Subsidiaries Consolidated Statements of Operations (Dollars in Thousands) (Unaudited)
United Industrial Corporation And Subsidiaries Consolidated Condensed Balance Sheets (Dollars in Thousands)
United Industrial Corporation & Subsidiaries Statements of Consolidated Cash Flows (Dollars in Thousands) (Unaudited)
United Industrial Corporation & Subsidiaries Non-GAAP Financial Data from Continuing Operations (Dollars in Thousands) (Unaudited)